EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


Alexander & Baldwin, Inc.:


We consent to the incorporation by reference in Registration Statements No. 2-72008, 2-84179, 33-31922, 33-31923 and 33-54825 of Alexander & Baldwin, Inc.
and its subsidiaries on Form S-8 of our reports dated January 22, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Alexander & Baldwin, Inc. and its subsidiaries for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP


March 27, 1998